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                                                  Contact:      Kevin Foley
                                                                212-578-4132



            METLIFE GAINS APPROVAL TO OPERATE JOINT VENTURE IN CHINA

New York, NY, December 11, 2001 - MetLife announced today that it has been granted approval by the China Insurance Regulatory Commission to operate a joint venture life insurance company in China, a key action in the company's international expansion. MetLife's initial plans are to focus on the sale of individual insurance policies through a career agency system.

"We are excited to be entering China and to be participating in the future of the country's insurance industry," said Robert H. Benmosche, MetLife Chairman and Chief Executive Officer. "We believe there is much we can learn from the deep and rich culture of China. We also look forward to sharing MetLife's 133 years of experience and expertise in providing financial solutions for individuals and to building a business that will help to provide financial security for our future customers in China," added Mr. Benmosche.

Obtaining a license in China builds on a series of strategic entries internationally, most recently, MetLife's expansion into Chile earlier in the month and into India in August - considered dynamic markets that are expected to experience increased consumer demand for protection products.

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On the opportunity that the Chinese insurance market offers, William J. Toppeta,
President of MetLife's International Operations, said: "China is recognized by the international insurance industry as the largest potential market in the world. MetLife is optimistic about the growth potential of the country and looks forward to helping to develop the insurance market in China. MetLife has much to offer China, including its vast experience as the largest life insurer in the U.S. with approximately $2 trillion in life insurance in-force, its financial strength and high ratings, as well as its excellent technology and customer service."

MetLife has representative offices in Beijing and in Shanghai. Since establishing its first representative office in 1995, MetLife has made significant contributions to China, serving as advisor on a number of projects with government agencies and sponsoring several major seminars. MetLife also played an important role in supporting the passage of Permanent Normal Trade Relations status for China with the U.S. Congress and Executive Branch.

MetLife has also supported educational programs on insurance at Nankai University, the Shanghai University of Finance and Economics, the People's University, Central University of Finance and Economics and other academic institutions.

MetLife, a subsidiary of MetLife, Inc. (NYSE: MET), is a leading provider of insurance and other financial services to individual and group customers. The MetLife companies serve approximately nine million individual households in the U.S. and companies and institutions with 33 million employees and members. MetLife also has international insurance operations in 14 countries. For more information about MetLife, please visit the company's Web site at www.metlife.com.

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With respect to MetLife, this release contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in the company's operations and financial results and the business and the products of the company, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects on the company. Such forward-looking statements are not guarantees of future performance.

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Actual results may differ materially from those included in the forward-looking statements as a result of risks and uncertainties including, but not limited to the following: (i) changes in general economic conditions, including the performance of financial markets and interest rates; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products by new and existing competitors; (iii) unanticipated changes in industry trends; (iv) the company's primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (v) deterioration in the experience of the "closed block" established in connection with the reorganization of Metropolitan Life Insurance Company; (vi) catastrophe losses; (vii) adverse litigation or arbitration results; (viii) regulatory, accounting or tax changes that may affect the cost of, or demand for, the company's products or services; (ix) downgrades in the company's affiliates' claims paying ability or financial strength ratings; (x) discrepancies between actual claims experience and assumptions used in setting prices for the company's products and establishing the liabilities for the company's obligations for future policy benefits and claims; and (xi) other risks and uncertainties described from time to time in the company's filings with the Securities and Exchange Commission, including its S-1 and S-3 registration statements. The company specifically disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.